                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          PRIMADONNA RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            PRIMADONNA RESORTS, INC.
                                 P.O. BOX 95997
             INTERSTATE 15 AT THE SOUTHERN CALIFORNIA/NEVADA BORDER
                          LAS VEGAS, NEVADA 89193-5997

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 1998

                            ------------------------

    The Annual Meeting of Stockholders of PRIMADONNA RESORTS, INC. will be held Tuesday, June 2, 1998 at 10 o'clock a.m., Pacific Daylight Time, at the Primm Valley Resort and Casino Conference Center, Interstate 15 at the Southern California/Nevada Border, Primm, Nevada.

    The meeting will consider and act upon the following business:

    1.  Election of two directors;

    2. Ratification of Arthur Andersen LLP as independent auditors of the Company to serve for 1998; and

    3. Such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on May 1, 1998 as the record date for determining those stockholders who will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                                         [LOGO]

                                          Robert E. Armstrong
                                          SECRETARY

May 7, 1998

IMPORTANT: Please fill in date, sign and mail promptly the enclosed proxy in the post-paid envelope provided to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even though you have sent in your Proxy.

                            PRIMADONNA RESORTS, INC.
                                 P.O. BOX 95997
             INTERSTATE 15 AT THE SOUTHERN CALIFORNIA/NEVADA BORDER
                          LAS VEGAS, NEVADA 89193-5997

                            ------------------------

                                PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  JUNE 2, 1998

                            ------------------------

    The accompanying Proxy is solicited by the Board of Directors of Primadonna Resorts, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 2, 1998 and any adjournment thereof. The close of business on May 1, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about May 7, 1998.

    Any stockholder who gives a proxy has the power to revoke it at any time before it is exercised by delivery of written notice of revocation to the Secretary of the Company prior to commencement of the Annual Meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. The Company will bear the cost of soliciting proxies.

    As of April 29, 1998 there were 28,919,100 shares issued and outstanding of Company common stock, $.01 par value ("Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote; there is no cumulative voting in the election of directors.

VOTING REQUIREMENTS AND PROCEDURES

    A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected (Proposal No. 1) by a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote in the election of directors.

    If a broker or nominee has indicated on the proxy the absence of discretionary authority to vote certain shares (i.e., "broker non-votes"), those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Abstentions do not constitute "votes cast" where the applicable vote required is expressed in terms of "votes cast."

    ANY UNMARKED PROXIES, INCLUDING THOSE SUBMITTED BY BROKERS OR NOMINEES THAT DO NOT INDICATE AN ABSENCE OF DISCRETIONARY AUTHORITY, WILL BE VOTED IN FAVOR OF THE PROPOSALS AND NOMINEES OF THE BOARD.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class A, Class B and Class C. Pursuant to the Articles of Incorporation, the term of Class A directors expires at the 2000 Annual Meeting; the term of Class B directors expires at the 1998 Annual Meeting; and the term of Class C directors expires at the 1999 Annual Meeting. At each Annual Meeting, only one class of directors will be elected. Each class of directors serves a three-year term and until their successors are elected and qualified.

INFORMATION CONCERNING NOMINEES

    The nominees for election as Class B directors are Robert E. Armstrong and
H. Martin Rosa. Set forth below is certain required biographical information with respect to each of the nominees for election as a director. Unless marked to the contrary, proxies received will be voted for the election of Messrs. Armstrong and Rosa, each of whom currently serves as a Company director, to serve until the 2001 Annual Meeting and until his successor is elected and qualified. If for any reason a nominee is not available for election or is unable to serve as a director, the accompanying Proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board has no reason to believe that any nominee will be unavailable for election or unable to serve.

                                                                                                  YEAR
                                                                                                COMMENCED     OTHER PUBLIC
NAME, PRINCIPAL OCCUPATION AND                                                                SERVING AS A       COMPANY
OTHER INFORMATION                                                                   AGE         DIRECTOR      DIRECTORSHIPS
------------------------------------------------------------------------------      ---      ---------------  -------------
ROBERT E. ARMSTRONG ..........................................................          44           1993            None
  Mr. Armstrong joined the Company as a director in 1993. Mr Armstrong has been a consultant to The Primadonna Corporation ("TPC"), a wholly-owned subsidiary of the Company, under consulting agreements since September 1993.
  Mr. Armstrong serves, at the Company's request, on the Board of Directors of
  New York-New York Hotel & Casino, LLC ("New York-New York"). Mr. Armstrong
  has been a partner with the law firm of McDonald, Carano, Wilson, McCune,
  Bergin, Frankovich & Hicks LLP since 1984. Mr. Armstrong is a Certified
  Public Accountant and holds an LL.M. in taxation. The McDonald, Carano firm has performed legal services for the Company in the past and is expected to do so in the future. (CLASS B)

H. MARTIN ROSA ...............................................................          56           1995            None
  Dr. Rosa joined the Company as a director in 1995. Dr. Rosa is an investor and real estate developer. Dr. Rosa is President and a member of the Board of Directors of Primrose Real Estate Co., a real estate development firm.
  Dr. Rosa is the brother-in-law of Gary E. Primm. (CLASS B)

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ROBERT E. ARMSTRONG AND H. MARTIN ROSA FOR DIRECTOR.

INFORMATION CONCERNING OTHER DIRECTORS

    Set forth below is certain required biographical information with respect to the Company's Class A and Class C directors.

                                                                                         YEAR
                                                                                       COMMENCED          OTHER PUBLIC
NAME, PRINCIPAL OCCUPATION AND                                                       SERVING AS A           COMPANY
OTHER INFORMATION                                                          AGE         DIRECTOR          DIRECTORSHIPS
---------------------------------------------------------------------      ---      ---------------  ----------------------
SIGMUND ROGICH ......................................................          53           1993        American Bancorp
  Mr. Rogich joined the Company as a director in 1993. Since May                                           of Nevada
  1993, Mr. Rogich has been employed by TPC as a marketing, political and gaming development consultant. Mr. Rogich also owns and serves as CEO of The Rogich Communications Group, a personal holding company that indirectly provides services to the Company. From 1974 until January 1993, Mr. Rogich was the owner of R&R Advertising and served as its Chief Executive Officer from 1970 until 1989. Mr.
  Rogich served as Assistant to the President of the United States from 1989 to 1992, and also served as United States Ambassador to
  Iceland. Mr. Rogich has been a member of the Board of Governors of the United Service Organizations since January 1993. (CLASS A)
GARY R. SITZMANN* ...................................................          54           1997              None
  Mr. Sitzmann joined the Company as a director in April 1997. Mr.
  Sitzmann is an insurance broker and an insurance and benefits consultant. Since 1979, Mr. Sitzmann has served as President and
  CEO of Sitzmann, Morris & Lavis, Inc., an insurance brokerage and benefits consulting firm. From 1966 to 1979, Mr. Sitzmann was an insurance agent for Phoenix Home Life, an insurance company. (CLASS
  A)
GEORGE C. SWARTS** ..................................................          54           1993              None
  Mr. Swarts joined the Company as a director in 1993. Mr. Swarts is a Certified Public Accountant and, since 1988, has served as an independent gaming industry consultant. From November 1982 through
  April 1988, Mr. Swarts was an audit and gaming industry partner with the accounting firm of Laventhol & Horwath and from September
  1975 until December 1980 he served as a member of the Nevada Gaming
  Commission. (CLASS A)
MADISON B. GRAVES, II** .............................................          51           1994       Hotel Broadcasting
  Mr. Graves joined the Company as a director in 1994. Mr. Graves is                                      Corporation
  a licensed real estate broker in Nevada. Mr. Graves has been the owner of Flamingo Realty, Inc. since 1976, and of Falcon
  Development since he and others founded the home-building company in 1986. Mr. Graves was elected to the University and Community
  College System Board of Regents of Nevada in 1992, served as Vice
  Chairman from June 1992 to June 1995, and since then has served as its Chairman. (CLASS C)

                                                                                         YEAR
                                                                                       COMMENCED          OTHER PUBLIC
NAME, PRINCIPAL OCCUPATION AND                                                       SERVING AS A           COMPANY
OTHER INFORMATION                                                          AGE         DIRECTOR          DIRECTORSHIPS
---------------------------------------------------------------------      ---      ---------------  ----------------------
GARY E. PRIMM .......................................................          57           1993              None
  Mr. Primm has been Chairman and President of the Company since
  September 1996 and Chief Executive Officer and a director since its inception. Mr. Primm also served as President of the Company from its inception to February 1995. Mr. Primm has been President, Chief
  Executive Officer and a director of TPC since 1985 and also serves as Chairman of the Board of New York-New York. Mr. Primm is the
  brother-in-law of H. Martin Rosa. (CLASS C)

------------------------

 *  Member of Audit Committee.

**  Member of Audit and Compensation Committees.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has an Audit Committee and a Compensation Committee but not a Nominating Committee. The Audit Committee currently consists of Messrs. Graves, Sitzmann and Swarts. The Compensation Committee currently consists of Messrs. Graves and Swarts. Messrs. Graves and Swarts are two of the Company's independent, non-employee directors.

    The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors. The Audit Committee held 2 meetings in 1997. The Compensation Committee is responsible for setting key executive compensation, administering the stock incentive plan, and granting stock options. The Compensation Committee met 5 times during 1997. The Board of Directors met 8 times in 1997. No director attended less than 75% of the meetings of the Board of Directors and the committees on which he served during the fiscal year.

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company (other than Messrs. Armstrong and Rogich) is entitled to receive an annual fee of $24,000, plus $1,000 for each Board of Directors meeting attended and $1,000 for each Committee of the Board of Directors meeting attended, or $1,500 in the case of the Committee chairman. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings.

    Under the 1993 Eligible Directors' Stock Option Plan (the "Director Option Plan"), immediately following each annual meeting, each eligible director receives an option to purchase 4,500 shares of Common Stock. To constitute an eligible director under the Director Option Plan, a director must not be either
(i) an officer or employee of the Company or (ii) a person who has received equity securities under the 1993 Plan (as defined below) within the year prior to the meeting date. Messrs. Graves, Swarts, Rosa and Sitzmann are currently eligible for these annual awards. Options granted under the Director Option Plan vest and become exercisable at a rate of 1,500 shares per year commencing on the first anniversary of the grant date. An option for 4,500 shares also may be granted to persons who first become directors during the year other than by election at an annual meeting of stockholders or by election by the Board of Directors within 90 days before the next scheduled annual meeting of stockholders. In addition, pursuant to an amendment to the Director Option Plan approved by the Board of Directors in May 1996, each eligible director who first becomes a director after the 1996 Annual Meeting receives a one-time grant of an option for 5,000 shares of Common Stock, exercisable at a rate of 2,500 shares per year over a two-year period.

    All options under the Director Option Plan expire 10 years after the date of grant (or at earlier times following a termination of service). The exercise price of the options is 100% of the fair market value of the Common Stock on the date of the option grant.

    Mr. Armstrong receives compensation pursuant to a consulting agreement with the Company. See "Executive Agreements" at page 13 and the Option/SAR Grants table at page 11 below.

    Mr. Rogich is employed by TPC as a marketing, political and gaming development consultant, for which he is paid $100,000 a year. On August 11, 1997, Mr. Rogich was granted an option to purchase 20,000 shares of Common Stock, vesting ratably over a period of 3 years, at an exercise price of $17.88. On February 18, 1997, Mr. Rogich was granted an option to purchase 20,000 shares of Common Stock vesting ratably over a period of 3 years, at an exercise price of $18.75. On February 17, 1998, Mr. Rogich was granted an option to purchase 20,000 shares of Common Stock vesting ratably over a period of 3 years, at an exercise price of $17.75.

    Mr Rogich is the sole owner of The Rogich Communications Group ("RCG"), which provides creative and accountancy management services to the entity that furnishes advertising and media purchasing services to the Company. The Company paid a total of $4,859,861 to this entity in 1997. The entity pays $6,000 per month to RCG for the professional services it provides in connection with work for the Company.

INFORMATION CONCERNING EXECUTIVE OFFICERS

NAME AND OTHER INFORMATION                                 AGE                            POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------
GARY E. PRIMM .......................................          57   Chairman of the Board, President, Chief
  (See "Information Concerning Other Directors,"                    Executive Officer and Director
  above)
CRAIG F. SULLIVAN ...................................          51   Chief Financial Officer and Treasurer
  Mr. Sullivan resigned his position as Chief
  Financial Officer and Treasurer of the Company in
  March, 1998. Mr. Sullivan joined the Company in
  March 1995 as Chief Financial Officer and
  Treasurer. Mr. Sullivan served as the Treasurer of
  Aztar Corporation from 1990 to 1995, and was Asst.
  Treasurer of its predecessor, Ramada, Inc., from
  1982 to 1990.
MICHAEL V. VILLAMOR .................................          47   Senior Executive Vice President and
  Mr. Villamor rejoined the Company in October 1997                 Chief Operating Officer
  and was appointed Senior Executive Vice President
  and Chief Operating Officer in December 1997. Mr.
  Villamor served as the President of ProMark Binder
  in 1997 and as the President and Chief Operating
  Officer of Gem Gaming from 1995 to 1996. Mr.
  Villamor served both as Executive Vice President of
  TPC and as Senior Executive Vice President and
  Chief Operating Officer of the Company from 1993 to
  1995.

NAME AND OTHER INFORMATION                                 AGE                            POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------
MICHAEL P. SHAUNNESSY ...............................          44   Vice President of Finance and Chief
  Mr. Shaunnessy joined the Company in March 1995 as                Accounting Officer
  Vice President of Finance and Chief Accounting
  Officer. Mr. Shaunnessy served as Vice President of
  Finance for the Tropicana Resort & Casino from 1990
  to 1995.
ROBERT E. ARMSTRONG .................................          44   Secretary and Director
  (See "Information Concerning Nominees," above)

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDERS AND OWNERSHIP BY MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 31, 1998 (i) by each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) by each of the Company's directors and executive officers, and (iii) by all executive officers and directors as a group. Unless listed below, no director or executive officer owns, beneficially or otherwise, any shares of the Common Stock. The Common Stock is the only outstanding class of stock of the Company. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                                         AMOUNT
                     NAME (AND ADDRESS FOR BENEFICIAL OWNERS                          BENEFICIALLY
                               OF GREATER THAN 5%)                                        OWNED        % OF CLASS
----------------------------------------------------------------------------------  -----------------  -----------
Gary E. Primm ....................................................................        9,861,495(1)      34.1%
  c/o Primadonna Resorts, Inc.
  P.O. Box 95997
  Interstate 15 at Southern CA/NV Border
  Las Vegas, Nevada 89193-5997

Judith Primm Clemetson ...........................................................        2,689,000(2)       9.3%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501

Gregory B. Primm .................................................................        2,214,325(3)       7.7%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501

Roger B. Primm ...................................................................        2,275,000(4)       7.9%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501

Janet Primm Rosa .................................................................        2,571,543(5)       8.9%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501

                                                                                         AMOUNT
                     NAME (AND ADDRESS FOR BENEFICIAL OWNERS                          BENEFICIALLY
                               OF GREATER THAN 5%)                                        OWNED        % OF CLASS
----------------------------------------------------------------------------------  -----------------  -----------
Joyce Primm Schweickert ..........................................................        2,211,512(6)       7.7%
  c/o Primm South Real Estate Company
  100 West Liberty Street, Tenth Floor
  Reno, Nevada 89501

American Express Company .........................................................        2,403,700(7)       8.3%
  American Express Financial Corporation
  IDS Tower 10
  Minneapolis, Minnesota 55440

Robert E. Armstrong...............................................................          232,905(8)      *

Madison B. Graves, II.............................................................           68,530(9)      *

Sigmund Rogich....................................................................          226,800(10)      *

H. Martin Rosa....................................................................        1,091,300(11)       3.8%

Michael P. Shaunnessy.............................................................           35,466(12)      *

Gary R. Sitzmann..................................................................            4,000(13)      *

Craig F. Sullivan.................................................................           93,334(14)      *

George C. Swarts..................................................................           21,500(15)      *

Michael V. Villamor...............................................................                0         *

All Directors and Executive Officers as a Group (10 Persons)......................       11,635,330         39.6%

------------------------

 *  Less than 1%

(1) This information was obtained from a Schedule 13G-Amendment No. 3 filed with the Securities and Exchange Commission (the "Commission") regarding ownership as of December 31, 1997: Includes 53,333 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 220,000 shares of Common Stock granted to Mr. Primm prior to that date. Also includes 8,527,462 shares of Common Stock held by the Gary Ernest Primm Family Trust ("Family Trust") and 1,280,000 shares held by the Gary E. Primm Charitable Trust ("Charitable Trust"). Gary E. Primm is the sole trustee of the Family Trust and co-trustee of the Charitable Trust. Mr. Primm retains sole voting and investment power over the shares in the Family Trust, and shares voting and investment power over the shares in the Charitable Trust.

(2) This information was obtained from a Schedule 13G filed with the Commission regarding ownership as of December 31, 1993: 2,668,800 of the shares of Common Stock are held by the Clemetson Family Trust, of which Judith Clemetson and her husband are the co-trustees and over which Mrs. Clemetson retains sole voting and investment power. Mrs. Clemetson shares voting and investment power over the remaining 20,200 shares.

(3) This information was obtained from a Schedule 13G-Amendment No. 3 filed with the Commission regarding ownership as of December 31, 1997: Gregory B. Primm has sole voting and investment power over 2,210,325 of the shares, which include 14,300 shares held by the Gregory B. Primm Family Trust dated September 5, 1985, of which Mr. Primm is the sole trustee, and 1,720 of the shares that are held by a limited partnership of which Mr. Primm is the sole general partner. 4,000 shares are held by The Primm Foundation, of which Mr. Primm is a member of the Board of Directors, and with whom Mr. Primm shares voting and investment power.

(4) This information was obtained from a Schedule 13G-Amendment No. 1 filed with the Commission regarding ownership as of December 31, 1994: the shares of Common Stock are held by the Roger B. Primm Family Trust dated January 30, 1990, of which Roger B. Primm is the sole trustee.

(5) This information was obtained from a Schedule 13G-Amendment No. 3 filed with the Commission regarding ownership as of December 31, 1996: Mrs. Rosa holds 1,492,743 shares of Common Stock in her own name, with sole voting and investment power. 703,800 of the shares of Common Stock are held by the Marty and Janet Rosa Family Trust dated October 5, 1984, of which Mrs. Rosa and her husband, H. Martin Rosa, a director of the Company, are the co-trustees and over which Dr. and Mrs. Rosa share voting and investment power. Dr. and Mrs. Rosa share voting and investment power over an additional 375,000 shares.

(6) This information was obtained from a Schedule 13G-Amendment No. 1 filed with the Commission regarding ownership as of December 31, 1994.

(7) This information was obtained from a Schedule 13G filed with the Commission regarding ownership as of December 31, 1995: neither American Express Company nor American Express Financial Corporation have either sole voting power or sole investment power over any shares. American Express Company and American Express Financial corporation share voting power over 453,700 shares and share investment power over 2,403,700 shares.

(8) Includes 92,667 shares issuable upon the exercise of options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 205,000 shares of Common Stock granted to Mr. Armstrong prior to that date. Also includes: (a) 650 shares owned by Mr. Armstrong's spouse, (b) 300 shares held by The Armstrong Children's Trust over which the trustee, who is not Mr. Armstrong, retains sole voting and dispositive power, (c) 69,444 shares held by The Matthew E. Primm Trust over which Mr. Armstrong as co-trustee shares voting and dispositive power, and (d) 69,444 shares held by The Ashley M. Primm Trust over which Mr. Armstrong as co-trustee shares voting and dispositive power.

(9) Includes 17,000 shares issuable upon exercise of a stock option to purchase shares of Common Stock that is exercisable within 60 days after March 31, 1998, out of stock options covering 23,000 shares of Common Stock granted to Mr. Graves prior to that date.

(10) Includes 204,000 shares issuable upon the exercise of stock options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 290,000 shares of Common Stock granted to Mr. Rogich prior to that date, and 800 shares owned by Mr. Rogich's spouse.

(11) Includes 12,500 shares issuable upon exercise of stock options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 18,500 shares of Common Stock granted to Dr. Rosa prior to that date. Also includes: (a) 703,800 shares held by the Marty and Janet Rosa Family Trust 10/5/84 over which Dr. Rosa shares voting and investment power with his spouse, Janet Primm Rosa and (b) 375,000 shares held by Primrose Properties Limited Partnership over which Dr. Rosa shares voting and investment power with Mrs. Rosa.

(12) Includes 33,466 shares issuable upon the exercise of stock options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 132,000 shares of Common Stock granted to Mr. Shaunnessy prior to that date.

(13) Includes 4,000 shares issuable upon the exercise of a stock option to purchase shares of Common Stock that is exercisable within 60 days after March 31, 1998, out of stock options covering 9,500 shares of Common Stock granted to Mr. Sitzmann prior to that date.

(14) Includes 87,334 shares issuable upon the exercise of stock options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 260,000 shares of Common Stock granted to Mr. Sullivan prior to that date.

(15) Includes 21,500 shares issuable upon the exercise of stock options to purchase shares of Common Stock that are exercisable within 60 days after March 31, 1998, out of stock options covering 27,500 shares of Common Stock granted to Mr. Swarts prior to that date.

    Gary E. Primm, Judith Primm Clemetson, Gregory B. Primm, Roger B. Primm, Janet Primm Rosa and Joyce Primm Schweickert are all brothers and sisters. Matthew E. Primm and Ashley M. Primm are the children of Gary E. Primm.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of such forms it has received, the Company believes that all of its executive officers, directors and 10% stockholders complied with all of the filing requirements applicable to them with respect to transactions during 1997 with the following exceptions: Mr. Sitzmann and Mr. Villamor filed their respective Form 3's late.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table and accompanying notes summarize the total compensation of the Chief Executive Officer and the four next highest paid executive officers of the Company as of December 31, 1997, plus one executive officer who terminated employment with the Company in 1997, for each of the last three years in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                        ANNUAL COMPENSATION                     AWARDS
                                         --------------------------------------------------  -------------
                                                                                  OTHER       SECURITIES
                                                                                 ANNUAL       UNDERLYING      ALL OTHER
                                                                              COMPENSATION     OPTIONS/     COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR      SALARY($)    BONUS($)         ($)          SARS(#)        ($)(1)
---------------------------------------  ---------  -----------  -----------  -------------  -------------  -------------
GARY E. PRIMM .........................       1997   $ 873,711           --            --         80,000      $ 348,310(2)
  Chairman, President and                     1996     850,239      129,179            --             --        322,719(2)
  Chief Executive Officer                     1995     826,632       20,000            --        100,000        319,697(2)

MICHAEL V. VILLAMOR ...................       1997      56,164           --            --         35,000             --
  Senior Executive Vice                       1996          --           --            --             --             --
  President and Chief                         1995     126,923           --            --             --          3,225(3)
  Operating Officer

CRAIG F. SULLIVAN .....................       1997     293,288           --            --         70,000          5,173(4)
  Chief Financial Officer                     1996     250,000       52,868            --         35,000          3,450(4)
  and Treasurer                               1995     184,918        6,250            --        120,000(5)          --

MICHAEL P. SHAUNNESSY .................       1997     193,288           --            --         50,000          4,750(6)
  Vice President and Chief                    1996     148,989       32,963            --         25,000          1,960(6)
  Accounting Officer                          1995     105,000        3,500            --         32,000(7)          --

ROBERT E. ARMSTRONG ...................       1997          --           --       150,000(8)      40,000             --
  Secretary                                   1996          --           --       150,000(8)      25,000             --
                                              1995          --           --       150,000(8)      70,000(9)          --

CHRISTOPHER R. GIBASE .................       1997     270,274           --            --         70,000          4,912(10)
  (Former Vice President and Chief            1996     245,355       50,368            --        130,000          4,880(10)
  Operating Officer)

------------------------------

 (1) Where indicated by footnote for each participating executive officer, the amount in this column includes matching contributions by the Company under a plan that permits all Company employees to make tax-deferred contributions of a portion of their base compensation pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, the Company matches 50% of a participant's first 5% of tax-deferred contributions, subject to the maximum contribution amount under the law. Participants may allocate their contributions, subject to a maximum, among specified investment funds.

 (2) Represents the sum of the portion of premiums representing term insurance and the benefit to Mr. Primm of the remaining premiums paid by the Company on the split-dollar life insurance policies described below under "Executive Agreements." The benefit portion of the reported amount is determined for the period, projected on an annual actuarial basis, between the date the premium was paid by the Company and the date the Company expects to be reimbursed for the premium.

 (3) Represents Company contribution to the 401(K) Plan of $2,355 and life insurance premium cost of $870 for Mr. Villamor.

 (4) Represents Company contribution to the 401(k) Plan of $4,750 and $3,125, for 1997 and 1996, respectively, and life insurance premium costs of $423 and $325, for 1997 and 1996, respectively, for Mr. Sullivan.

 (5) Represents (a) an option for 100,000 shares granted in March 1995, (b) an option for 80,000 shares granted in November 1995 upon the cancellation of the option granted in March 1995, and (c) an additional option for 40,000 shares granted in November 1995.

 (6) Represents Company contribution to the 401(k) Plan of $4,750 and $1,960, for 1997 and 1996, respectively, for Mr. Shaunnessy.

 (7) Represents (a) an option for 20,000 shares granted in March 1995, (b) an option for 20,000 shares granted in November 1995 upon the cancellation of the option granted in March 1995, and (c) an additional option for 12,000 shares granted in November 1995.

 (8) Represents amounts paid pursuant to a consulting agreement with TPC, the material terms of which are summarized at page 13 below.

 (9) Represents (a) an option for 40,000 shares granted in November 1995 upon cancellation of the option for 50,000 shares granted in July 1994, and (b) an additional option for 30,000 shares granted in November 1995.

 (10) Represents Company contribution to the 401(k) Plan of $4,750 in both 1997 and 1996, and life insurance premium costs of $162 and $130 for 1997 and 1996, respectively, for Mr. Gibase.

OPTION GRANTS FOR FISCAL 1997

    The following table shows for each of the named executive officers individual grants of stock options in 1997 and certain required information regarding the potential realizable value (under specified assumptions) of such stock options for the option term. The Company has not granted any stock appreciation rights ("SARs") as of December 31, 1997.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                                              -----------------------------------------                 ANNUAL RATES OF
                                               NUMBER OF     % OF TOTAL                                      STOCK
                                              SECURITIES       OPTIONS                                 PRICE APPRECIATION
                                              UNDERLYING     GRANTED TO      EXERCISE                         FOR
                                                OPTIONS       EMPLOYEES       OR BASE                    OPTION TERM(1)
                                                GRANTED       IN FISCAL        PRICE     EXPIRATION   --------------------
NAME                                            (#)(2)         YEAR(3)        ($/SH)        DATE        5%($)     10%($)
--------------------------------------------  -----------  ---------------  -----------  -----------  ---------  ---------
GARY E. PRIMM ..............................      40,000            4.1          18.75     02-18-07     471,668  1,195,307
  Chairman, President and                         40,000            4.1          17.88     08-11-07     449,782  1,139,845
  Chief Executive Officer

MICHAEL V. VILLAMOR ........................      35,000            3.6          17.75     11-12-07     390,698    990,113
  Senior Executive Vice President
  and Chief Operating Officer

CHRISTOPHER R. GIBASE ......................      35,000            3.6          18.75     02-18-07     412,709  1,045,893
  (Former Vice President and Chief Operating      35,000            3.6          17.88     08-11-07     393,559    997,364
  Officer)

CRAIG F. SULLIVAN ..........................      35,000            3.6          18.75     02-18-07     412,709  1,045,893
  Chief Financial Officer                         35,000            3.6          17.88     08-11-07     393,559    997,364
  and Treasurer

MICHAEL P. SHAUNNESSY ......................      25,000            2.6          18.75     02-18-07     294,792    747,067
  Vice President and Chief                        25,000            2.6          17.88     08-11-07     281,114    712,403
  Accounting Officer

ROBERT E. ARMSTRONG ........................      20,000            2.0          18.75     02-18-07     235,834    597,653
  Secretary                                       20,000            2.0          17.88     08-11-07     224,891    569,922

--------------------------

(1) Based upon the exercise price per share stated for each grant and an annual appreciation of such price through the expiration date of such options at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, are dependent on the future performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state tax laws.

(2) These stock options were granted under the Company's 1993 Stock Incentive Plan, as amended (the "1993 Plan"). Options become exercisable in equal and annual increments over a 3 year period. Options under the 1993 Plan may result in payments following the resignation, retirement or other termination of employment with the Company or its subsidiaries or as a result of a change in control of the Company. Vested options under the 1993 Plan may be exercised within a period of 1 year following a termination by reason of death or disability, 90 days following retirement, and 45 days following a termination for other reasons. The 1993 Plan permits the Compensation Committee, which administers the 1993 Plan, to accelerate, extend or otherwise modify benefits payable under the applicable awards in various circumstances, including a termination of employment or change in control. Under amendments to option agreements in 1996, all options become immediately exercisable if there is a change in control of the Company (as defined) or certain other events occur, unless the Compensation Committee otherwise provides. Options to purchase shares of common stock under the 1993 Plan may be repriced or replaced with options having a lower exercise price.

(3) Options to purchase an aggregate of 978,500 shares were granted in 1997.

OPTION EXERCISES AND VALUES FOR FISCAL 1997

    The following table sets forth for each of the named executive officers the number and dollar value of the option spread (difference between the exercise price and fair market value) of unexercised options held by the named executive officers at the end of 1997.

 AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

                                                                                             NUMBER OF
                                                                                             SECURITIES
                                                                                             UNDERLYING         VALUE OF
                                                                                            UNEXERCISED        UNEXERCISED
                                                                                              OPTIONS         IN-THE-MONEY
                                                                                             AT FY-END           OPTIONS
                                                                                                (#)           AT FY-END ($)
                                                                                          ----------------  -----------------
                                                           EXERCISED         $ VALUE        EXERCISABLE/      EXERCISABLE/
NAME                                                          (#)           REALIZED       UNEXERCISABLE      UNEXERCISABLE
------------------------------------------------------  ---------------  ---------------  ----------------  -----------------
GARY E. PRIMM ........................................             0                0       40,000/140,000     67,500/101,250
  Chairman, President
  and Chief Executive
  Officer

MICHAEL V. VILLAMOR ..................................             0                0             0/35,000                0/0
  Senior Executive Vice
  President and Chief
  Operating Officer

CRAIG F. SULLIVAN ....................................             0                0       59,667/165,333     81,000/121,500
  Chief Financial Officer
  and Treasurer

MICHAEL P. SHAUNNESSY ................................             0                0        21,133/85,867      21,600/32,400
  Vice President and
  Chief Accounting
  Officer

ROBERT E. ARMSTRONG ..................................             0                0       76,000/109,000     128,250/74,250
  Secretary

CHRISTOPHER R. GIBASE ................................             0                0       46,800/185,200     77,100/220,650(2)
  (Former Vice President and Chief Operating Officer)

------------------------

(1) Based on the closing price of $16.69 per share on December 31, 1997.

(2) Non-vested options granted to Mr. Gibase terminated when he ceased being an employee and consultant of the Company. Under the terms of the stock option agreement, vested and unexercised options were cancelled 45 days after termination. In 1998, Mr. Gibase exercised options to acquire 56,800 shares and he realized an option spread (the difference between the exercise price and the fair market value of the shares) of $110,066.

EXECUTIVE AGREEMENTS

    In October 1993, TPC entered into a three-year Employment Agreement with Gary E. Primm to serve as President and Chief Executive Officer of the Company and TPC. TPC has the option to renew this agreement for two successive one-year terms, the first of which was exercised in October 1996, and the second of which was exercised in October 1997. Contract terms provide for an initial annual base salary of $800,000 plus annual cost of living adjustments, currently $887,303, as well as employment related benefits. Pursuant to this agreement, Mr. Primm is eligible for, but not guaranteed, bonus or bonuses and stock options as TPC may award or grant. If Mr. Primm's employment is terminated by TPC with "cause" (as such term is defined in the agreement), Mr. Primm will be paid only such compensation TPC owes for his services rendered to TPC before the date of termination. If Mr. Primm's employment is terminated without "cause," TPC will pay Mr. Primm the base salary (excluding bonuses and other compensation) during the remaining term of the agreement but in no event will TPC be obligated for more than one year of severance pay. As of February 1, 1995, Mr. Primm was elected Chairman of the Board and resigned as President of the Company. On September 4, 1996, Mr. Primm again became President of the Company.

    Effective December 5, 1997, Mr. Gibase resigned his position as chief operating officer of the Company and entered into an agreement whereby he will continue to receive his base salary ($25,000/month) for a period of six months or until earlier employed by a third party.

    Effective March 23, 1998, Mr. Sullivan resigned his position as chief financial officer and treasurer of the Company and entered into an agreement whereby he will continue to receive his base salary ($25,000/month) for a period of six months, and 50% of his base salary for an additional six months, or until earlier employed by a third party.

    In September 1996, TPC entered into a two-year agreement with Mr. Armstrong for various consulting services (other than legal services). Contract terms provide for a base monthly payment of $12,500, plus up to $2,400 per diem ($200/hour) for services under the agreement in excess of 700 hours per year. These payments replace director fees to which Mr. Armstrong would otherwise be entitled in his capacity as a director of the Company. However, he remains eligible for discretionary stock option and other incentive compensation payable to directors or officers. TPC has the option to renew this agreement for one year. During 1997, TPC paid Mr. Armstrong $150,000, which represents Mr. Armstrong's combined compensation under the terms of the new agreement. Mr. Armstrong also is a partner in the law firm of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks LLP, which provides legal services to the Company and TPC. Billings to the Company and to TPC for legal services provided by this firm were approximately $439,686 from January 1, 1997 to February 28, 1998.

    The Company entered into agreements (commonly known as split-dollar life insurance agreements) in January 1994 under the terms of which the Company pays the premiums for certain survivorship life insurance policies, with an aggregate face value of $50 million, on the lives of Mr. and Mrs. Gary E. Primm (each policy hereinafter referred to individually as the "Second-to-Die Policy," and collectively as the "Second-to-Die Insurance"). Insurance benefits become payable when both have died, and the Company will have an interest in the insurance benefits equal to the amount of unreimbursed premiums it has paid, with the balance payable to a trust created by Mr. and Mrs. Primm for the benefit of their children (the "Trust"). Robert E. Armstrong, a Director of the Company, is trustee of the Trust.

    The Trust has also obtained individual insurance payable on the death of each of Mr. and Mrs. Gary E. Primm with an aggregate face value of $10 million each (the "Individual Insurance"). The funding of the Individual Insurance premiums has been effected in a manner similar to the Second-to-Die Insurance. The purpose of the Individual Insurance is to reimburse the Company for all premiums paid prior to death, as well as to pay future premiums on the remaining Second-to-Die Policy from the proceeds of the Individual Insurance policy of the first-to-die.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT FOLLOWS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR ANY FUTURE FILINGS, EXCEPT TO THE EXTENT THE COMPANY EXPRESSLY INCORPORATES SUCH REPORT OR GRAPH BY REFERENCE THEREIN. THE REPORT AND GRAPH SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The Compensation Committee currently consists of Messrs. Graves and Swarts, independent, non-employee directors. The Compensation Committee has a primary role in determining compensation levels of the executive officers of the Company and administering the Company's stock option plans and the Company's bonus plan. The Compensation Committee determines awards to be made under such plans to the executive officers, as well as to other eligible individuals.

EXECUTIVE OFFICER COMPENSATION

    PHILOSOPHY AND OBJECTIVES. The Compensation Committee's objectives are to attract, retain and reward experienced, highly motivated executives. Compensation for executive officers includes three elements: base salary, performance-based quarterly and annual bonuses, and long-term grants of stock options. The Compensation Committee believes that this approach best serves stockholder interests because it permits compensation to be set at a level that is both highly competitive within the industry and, in substantial part, performance-based.

    SALARY. The Compensation Committee reviews the aggregate of base salary and annual bonus offered for comparable positions at other gaming companies based on readily available information and, in doing so, considers the recommendations of the Chief Executive Officer. Salaries are then adjusted by the Compensation Committee to a level believed to be competitive or reflect significant changes in responsibilities.

    BONUS PLAN. In late 1995, the Compensation Committee adopted a short-term cash incentive bonus plan for certain members of the Company's senior and middle management. For 1996, the bonus plan provided for quarterly and annual cash bonuses, subject to a maximum of 87.5% of a person's base salary, based primarily upon the satisfaction of performance targets as to EBITDA and net income. The remaining portions of the bonuses were based on subjective criteria. The targets were set at the beginning of the quarter by the Compensation Committee for each individual participating in the bonus plan. Annual amounts (reduced by quarterly payments) were reviewed by the Compensation Committee prior to payment.

    Bonuses actually paid to executive officers for 1996 were enhanced over formula-determined amounts based on subjective criteria, including the Committee's individual performance evaluations, assessment of the competitiveness of current salaries and the perceived individual contribution to the successful opening of New York-New York, which is owned and operated by an affiliate of the Company.

    For 1997, certain changes were made to the annual cash bonus plan, including scaling benefits to increments of performance above a specified threshold of EBITDA, imposing a $2,000,000 individual ceiling on bonuses and permitting reduction of the formula-determined amounts to 70%, based on subjective factors. The EBITDA threshold was set at the beginning of the year by the Compensation Committee. There were no bonuses earned in 1997, since the minimum threshold for performance was not achieved.

    STOCK OPTION GRANTS. The Compensation Committee believes that stock option grants serve to enhance stockholder value by linking compensation to stock performance. The 1993 Plan utilizes vesting provisions ranging from 3 to 5 years to encourage a longer-term perspective and to retain key employees. The size of option awards generally is based on current grant levels for comparable positions made by other companies in the gaming industry and upon subjective criteria and recommendations of the Chief Executive Officer.

    The compensation of Mr. Armstrong is paid pursuant to an exclusive consulting agreement for certain services, described above under "Executive Agreements," that was approved by the Board and based primarily upon Mr. Armstrong's role as consultant to the firm on a part-time basis.

    In his capacity as Chief Executive Officer, Mr. Primm makes recommendations to the Compensation Committee regarding the compensation of other executive officers and employees of the Company. However, final determination of executive compensation resides with the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer, Gary E. Primm, was compensated during fiscal 1997 pursuant to his employment agreement described above under "Executive Agreements," which was extended in October 1997 for an additional year. Mr. Primm's base salary for fiscal 1997 was $873,713, reflecting only cost-of-living adjustments since 1993. Mr. Primm was not paid a bonus for fiscal 1997. Mr. Primm was granted stock options in fiscal 1997 as disclosed on the Options/SAR Grants table at page 11 above.

                                          The Compensation Committee
                                          Madison B. Graves, II
                                          George C. Swarts

May 7, 1998

                            STOCK PRICE PERFORMANCE

    The following Performance Graph compares the Company's cumulative stockholder return on its Common Stock (i.e. change in stock price plus reinvestment of dividends), with the Standard & Poor's 500 Stock Index and the Dow Jones Entertainment & Leisure-Casino Industry Group Index. The Performance Graph assumes that $100 was invested on June 22, 1993 (the date of the Company's initial public offering) in each of the Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Entertainment & Leisure-Casino Group Index. The stock price performance shown in this graph is not necessarily indicative of and not intended to suggest future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  DOW JONES ENTERTAINMENT & LEISURE - CASINO INDUSTRY
           PRIMADONNA RESORTS, INC.   S&P 500                            GROUP
6/22/93                      100.00     100.00                                                    100.00
1993                         156.94     105.25                                                    128.13
1994                         131.94     103.63                                                     98.37
1995                          81.94     138.98                                                    130.48
1996                          94.44     167.14                                                    142.32
1997                          92.71     218.96                                                    125.97

                              CERTAIN TRANSACTIONS

    Three of the Company's facilities are located on approximately 142 acres of land on both sides of Interstate 15 at the California/Nevada state line, substantially all of which are leased from a corporation owned by Gary E. Primm, the Company's Chairman, President, and Chief Executive Officer, and his brothers and sisters (including the wife of H. Martin Rosa, a Company director). The lease has an expiration date of 2043 and a Company option to renew for an additional 25 years. Rent for all properties under the lease, set by two appraisers selected by the lessor and the Company, is approximately $451,000 per month. Rent is to increase each year by the cost of living, but not more than 8% in any one year. Every eight years the rent is to be reset by the appraisers in the manner described above, or, if they are unable to agree, by another appraiser selected by the other two appraisers. The lease provides that for a fee of $100,000 per year, adjusted after each 10 years of the lease term by the cost of living but no more than 8% per year, the remaining acreage owned by the lessor may not be used for any gaming activity unless operated by the Company. In addition, the lessor has made available rent-free to the Company acreage for a wastewater treatment plant operated by the Company and for the associated rapid infiltration basins.

    The Company and Mr. Primm own undivided interests of 75% and 25%, respectively, in a Model 1125 Astral SP aircraft. Operational expenses of the aircraft are borne by the parties based on actual flight hours utilized by each. During 1997 the plane flew 190 hours of which 93 hours, or 49%, were for Company purposes.

    As of February 28, 1998, Mr. Primm owed the Company approximately $1,572 for expenses arising from the joint ownership of this aircraft. Additionally, in exchange for the Company paying the monthly base salary and related benefits for one full-time pilot for the aircraft, Mr. Primm does not charge the Company rent for its use and occupation of the base hangar for the aircraft.

    Gary E. Primm and his brothers and sisters (including Dr. Rosa's wife) own and operate a convenience store located just south of the Primadonna Resort across the California border. The Company provides certain services and supplies, for $2,000 per month, which the Company believes reflects the fair market value of such services and supplies. In addition, the Company supplies the store with stand-by security services at its cost plus 10%, as well as water and sewer services at the generally prevailing rates in Las Vegas.

    The Company entered into a lease agreement with Hughes Parkway Associates dated January 10, 1994, whereby the Company leased office and parking space in the Hughes Center (the "Hughes Center Premises"), in Las Vegas for approximately $3,300 per month for a period of 36 months beginning March 15, 1994. Shortly after the lease began, the Company no longer had use for the Hughes Center Premises. On June 15, 1995, Rogich Communications Group ("RCG") and the Company entered into a sublease agreement whereby RCG subleased the Hughes Center Premises from the Company for approximately $2,000 per month. In November 1996, RCG purchased the office furniture located in the Hughes Center Premises from the Company for $30,000. The Company lease and the RCG sublease both terminated on March 15, 1997.

    Mr. Rogich (and related entities) have approximately a 50% beneficial member interest in Gotham Limited Liability Company ("Gotham") of which Mr. Rogich is the manager. Gotham has a 30% member interest in Motown Cafe Las Vegas, LLC ("Motown"). In exchange for an exclusive right to certain generally designated space in the hotel and casino operated by the Company's affiliate, New York-New York, Gotham assigned to New York-New York, in September 1996, all right, title and interest in and to all distributions, except distributions made for the purpose of repaying certain capital contributions, which a 5% member of Motown would be entitled to receive in respect of certain operating profits of Motown, and a 17% interest in certain distribution proceeds from a sale of Gotham's interests in Motown. The parties thereafter designated the applicable space and since January 1997, Motown has leased this space from New York-New York for the purpose of operating a cafe (the "Cafe"). Under the lease, monthly rent includes a fixed base amount plus a percentage of the Cafe's gross sales. As of December 31, 1997, Motown has paid approximately $1,556,875 to New York-New York under the lease. The term of the lease is 20 years and provides for 3 conditional options in favor of Motown to extend the term, each for a period of 5 years.

                                 PROPOSAL NO. 2
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors, on the recommendation of the Audit Committee, proposes that Arthur Andersen LLP, independent auditors of the Company during 1997, be ratified as independent auditors of the Company for 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires. The representative will be available to respond to appropriate questions.

    Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment by the affirmative vote of a majority of the shares represented either in person or by proxy at the Annual Meeting, the selection of another independent auditor will be considered by the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                         STOCKHOLDER PROPOSALS FOR 1999

    Eligible stockholder proposals for the 1999 Annual Meeting of Stockholders of the Company must be received at the Company's office at P.O. Box 95997, Interstate 15 at the Southern California/Nevada Border, Las Vegas, Nevada 89193-5997 no later than January 7, 1999.

                                 MISCELLANEOUS

    If other matters properly come before the meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

    Pursuant to the Company's Bylaws, a stockholder of record may present business or nominate a candidate for election to the Board of Directors before a meeting of stockholders if such stockholder has provided the Secretary with a timely written notice. To be timely, the notice must be received by the Secretary, at the Company's offices, not less than 30 nor more than 90 days prior to the meeting; provided, however in the event less than 40 days notice of the meeting is given, the notice must be received not later than the close of business on the tenth day following the mailing set forth in the Notice of Meeting. To present business, the notice must contain:

    - a brief description of the matter to be presented;

    - the stockholder's name, address and number of shares owned; and

    - a brief description of any material personal interest of the stockholder in such business.

To nominate a candidate for the Board of Directors, the notice must contain:

    - the stockholder's name, address and the number of shares owned;

    - the name, age, business address and residence address of the proposed nominee;

    - the principal occupation or employment of the proposed nominee;

    - the number of shares of Common Stock owned by the proposed nominee; and

    - any other information relating to the proposed nominee required to be disclosed in a solicitation of proxies pursuant to SEC Regulation 14A.

    The expense of preparing, assembling, printing and mailing the proxy and the material used in the solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but the officers and regular employees of the Company may solicit proxies personally or by telephone or by special letter. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

    The Board of Directors has no present intention to present to the meeting for action any matters other than those described above and matters incident to the conduct of the meeting. If any other business comes before the meeting or any adjournment thereof (including but not limited to matters of which the Board of Directors is currently unaware) for which specific authority has not been solicited from the stockholders, then to the extent permitted by law, including the rules of the Commission, the proxy grants to the persons named therein the discretionary authority to vote thereon in accordance with their best judgment.

    A copy of the Annual Report of the Company to its stockholders for the year ended December 31, 1997, including financial statements for the year then ended, is transmitted with these materials.

    ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THE RECORD DATE FOR THE 1998 ANNUAL MEETING MAY OBTAIN THE COMPANY'S REPORT ON FORM 10-K INCLUDING THE ACCOMPANYING EXHIBITS UPON THE COMPANY'S RECEIPT OF A WRITTEN REQUEST AND (IF EXHIBITS ARE REQUESTED) PAYMENT OF THE COPYING CHARGES FOR THE EXHIBITS. REQUESTS SHOULD BE DIRECTED TO MR. ROBERT E. ARMSTRONG, SECRETARY, PRIMADONNA RESORTS, INC., P.O. BOX 95997, INTERSTATE 15, SOUTHERN CALIFORNIA/NEVADA BORDER, LAS VEGAS, NEVADA 89193-5997.

                                          By Order of the Board of Directors,

                                                         [LOGO]

                                          Robert E. Armstrong
                                          SECRETARY

                            PRIMADONNA RESORTS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Primadonna Resorts, Inc., a Nevada corporation, acting under the Nevada Revised Statutes - Chapter 78 Private Corporation, hereby constitutes and appoints Gary E. Primm and Robert E. Armstrong, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on June 2, 1998, at 10:00 A.M., at the Primm Valley Resort and Casino Conference Center, Interstate 15 at the Southern California/Nevada Border, Primm, Nevada, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

(1)        ELECTION OF DIRECTORS
           / /  FOR the nominees listed below             / /  WITHHOLD AUTHORITY to vote for the nominees listed
                                                               below
           If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
                          ROBERT E. ARMSTRONG                                         H. MARTIN ROSA
(2)        PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                    / /  Approve                        / /  Disapprove                        / /  Abstain
(3)        OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            PRIMADONNA RESORTS, INC.

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE FOR THE OTHER PROPOSALS STATED ON THE OTHER SIDE HEREOF.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                 Signature (if held jointly)

                                              Date:
                                              ----------------------------------

                                              Please sign your name exactly as
                                              it appears on this Proxy. When
                                              signing as an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

       WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE
    AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.
     I/we plan  / /  do not plan  / /  to attend the stockholders meeting.